EXHIBIT (c)(4)

Hornet East NAV US$ millions 1 Includes $92 million in cash, short-term investments and cash restricted in use Source: Wood Mackenzie

Preliminary DCF assumptions Price Decks (Brent $/bbl) Strip Downside Natural gas: determined by Brent price deck and current contract terms High sulfur fuel oil: 80% of Brent price deck Production profiles Per Wood Mackenzie Operating costs and capital requirements Per Wood Mackenzie Discount rate of 8-14% Valuation date as of January 1, 2002

Oil (Mbbls/d) 2002 8.5 2003 7.6 2004 6.7 2005 5.7 2006 4.8 2007 4.1 2008 3.5 2009 2.9 2010 2.1 2011 1.9 2012 1.4 2013 1.6 2014 1.1 2015 1.1 2016 1.1 2017 1.1 2018 0.8 Kakap Corridor PSC North Sumatra Block A Corridor Tempino South Jambi E Jambi EOR DCF assumptions: production profiles1 Oil (Mbbls/d) Gas (Mmcf/d) 2002 2.6 159.1 2003 2.9 236.6 2004 2.6 252.1 2005 2.2 261.4 2006 1.9 266.4 2007 1.6 275.3 2008 1.3 286.8 2009 1.3 271.4 2010 1.3 250.1 2011 1.1 230 2012 0.9 208.4 2013 0.8 186.8 2014 0.6 165.2 2015 0.6 154.4 2016 0.5 143.6 2017 0.4 132.8 2018 0.2 122 2019 0.1 111.2 2020 0.1 100.4 2021 0.3 95 2022 0.3 83.7 2023 0.3 42.7 Oil (Mbbls/d) 2002 2.6 2003 2 2004 1.4 Oil (Mbbls/d) Gas (Mmcf/d) 2002 2.8 12.5 2003 2.1 18.1 2004 1.7 18.1 2005 1.5 18.1 2006 1.2 18.1 2007 1 18.1 2008 1 18.1 2009 0.8 18.1 2010 0.7 18.1 2011 0.7 18.1 2012 0.6 18.1 2013 0.6 18.1 2014 0.5 18.1 2015 0.3 18.1 2016 0.2 18.1 2017 0 14.7 2018 0 9.1 Oil (Mbbls/d) Gas (Mmcf/d) 2002 0 0 2003 0 0 2004 1.2 65 2005 1.2 65 2006 1.2 65 2007 1.2 65 2008 1.4 70 2009 1.4 70 2010 2.1 70 2011 2.3 62.5 2012 1.7 33.5 2013 1.6 27.5 2014 1.4 22.5 2015 0.4 6 Oil (Mbbls/d) Gas (Mmcf/d) 2002 0 0 2003 0.1 5.9 2004 0.2 11.7 2005 0.3 14.4 2006 0.3 16.2 2007 0.3 19.4 2008 0.3 23.4 2009 0.3 30.2 2010 0.3 30.2 2011 0.2 30.2 2012 0.2 30.2 2013 0.1 24.3 2014 0.1 22.1 2015 0 18.5 2016 0 18.5 2017 0 18.5 2018 0 9 2019 0 4.5 2020 0 4.5 1 Production is the net entitlement to Hornet East Source: Wood Mackenzie

Corridor PSC Corridor Tempino Jambi Display total South Jambi North Sumatra Kakap 2002E 29.1 8.5 2.6 0 0 4.9 2003E 42.3 7.6 2 1.1 0 5.2 2004E 44.6 6.7 1.4 2.2 12.1 4.7 2005E 45.8 5.7 0 2.7 12.1 4.6 2006E 46.3 4.8 0 3 12.1 4.2 Hornet East production growth1 MBOEPD 1 Production is net to Hornet East Source: Wood Mackenzie Note: Existing projects only (no exploration wedge) 2002 - 2006 CAGR: 12%

Discount rate analysis 1 Based on predicted Beta, foreign companies based on World Predicted Betas (source: Barra, January 2002)

Canadian oil and gas 1 Precision Drilling launched a takeover bid without approaching Special Committee and Special Committee recommended that its shareholders reject the offer, resulting in subsequent negotiations and an increase in the offer price Transaction statistics Valuation range analysis Premium analysis Total transactions: 8 Average spread as a % of high: 15.4% Average premium to 1 day prior: 35.9% Number of takeover bids: 7 Median spread as a % of high: 15.1% Median premium to 1 day prior: 35.2% Number of arrangements/amalgamations: 1 Average premium to 1 month prior: 43.5% Median premium to 1 month prior: 42.3% Selected minority squeeze-out transactions

Canadian all industries (excluding oil & gas) Transaction statistics Valuation range analysis Premium analysis Total transactions: 7 Average spread as a % of high: 13.1% Average premium to 1 day prior: 19.1% Number of takeover bids: 4 Median spread as a % of high: 13.5% Median premium to 1 day prior: 19.9% Number of arrangements/amalgamations: 1 Average premium to 1 month prior: 29.5% Median premium to 1 month prior: 30.6% Selected minority squeeze-out transactions (cont'd)

Minority squeeze-out analysis 1 Includes minority squeeze-out transactions between $100 and $500 million since 1998 where parent company owned in excess of 50% of target's outstanding shares prior to announcement Source: Thomson Financial SDC Platinum, news and press releases, company filings Precedent U.S. transactions1

Comparable company trading statistics 1 Based on diluted shares using the treasury stock method 2 Firm value based on equity market value plus net debt, preferred stock, and minority interest as of latest reported quarterly statements 3 EPS, CFPS and EBITDAX estimates from First Call, IBES and / or recent select analyst reports 4 Oil and gas reserves converted using a 6:1 ratio 5 CNOOC: Balance sheet as of 6/30/01; pro forma for acquisition of Repsol YPF's Indonesian assets (announced 1/18/02) for $585MM and the $500 MM bond offering on March 4, 2002 6 Woodside: Reserves as of 12/31/00, balance sheet data as of 9/30/01 and production is for 2001 7 Enterprise: Balance sheet data as of 6/30/01 and reserves as of 12/31/00 8 Santos: Reserves and balance sheet as of 12/31/01 9 PTT E&P: Balance sheet as of 12/3/01 based on equity research reports and reserves as of 12/3/01 based on PTT E&P press release 10 Premier Oil: Balance sheet data as of 6/30/01 and reserve data as of 12/31/00 11 Cairn Energy: Reserves and production figures based on J.S Herold, Inc. Balance sheet data as of 9/30/01 12 Oil Search: Shares outstanding as of 12/31/00 and are pro forma for secondary offering of 86 MM shares on 8/7/01. Balance sheet as of 12/31/01 13 Not pro forma for Oil Search's acquisition of Orogen Minerals (announced 1/21/02) 14 Novus Petroleum: Balance sheet and reserve data as of 12/31/01 15 Orogen Minerals: Balance sheet as of 12/31/01 16 Hornet East: Balance sheet and reserves as of 12/31/01 based on press release 17 Devon Energy: Pro forma for acquisition of interests in Caspian Sea reserves for $58.3MM (completed 2/23/01); pro forma for acquisition of Mitchell Energy (ann. 8/14/01) and Anderson Exploration (completed 10/17/01) 18 Talisman Energy: Balance sheet and reserve data as of 12/31/01 19 Ocean Energy: Pro forma for acquisition of Texoil (completed 3/22/01) for $130MM and EnSight (completed 6/30/01) for $121MM 20 Pogo Producing: Balance sheet and reserve data as of 12/31/01 US$ millions

Legend 1 CSFB 9 SSB 11 MSDW 11.8 UBS 11 RBC 11 CSFB 14.5 ABN AMRO 8 First Energy 11 ABN AMRO 7.45 SSB 11 CSFB 14.5 Analysts' 12-18 month price targets Analysts' price targets over time Current Post-announcement Pre-announcement Buy Outperform Neutral Buy Buy Buy Reduce Underperform Buy Sell (prior to 5/25/01) Median: $11.00 Average: $10.76 (5/25/01 - 9/30/01) Median: $11.00 Average: $11.17 (9/30/01 - current) Median: $11.00 Average: $10.98 Additional ratings with no price targets: Goldman Sachs "Market Performer" (2/5/02), Dresdner Kleinwort Wasserstein "Hold" 2/20/02, Nomura "Hold" (2/20/02) Buy

Having increased their positions since the acquisition of Hornet, the current top 20 shareholders now own almost 80% of all minority shares outstanding Source: Thomson Financial, Carson GEO (3/15/02)

2/15/02 9.05 9.1115 2/18/02 9.05 9.1115 2/19/02 8.9 9.1115 2/20/02 8.9 9.1115 2/21/02 8.7 9.1115 2/22/02 8.75 9.1115 2/25/02 8.65 9.1115 2/26/02 8.5 9.1115 2/27/02 8.55 9.1115 2/28/02 8.6 9.1115 3/1/02 8.73 9.1115 3/4/02 8.9 9.1115 3/5/02 8.82 9.1115 3/6/02 9.18 9.1115 3/7/02 9.4 9.1115 3/8/02 9.7 9.1115 3/11/02 9.9 9.1115 3/12/02 9.95 9.1115 3/13/02 10 9.1115 3/14/02 10 9.1115 Hornet East trading history Last 20 trading days Average: $9.11 1/18/02 8.83 9.1115 1/21/02 8.83 9.1115 1/22/02 8.75 9.1115 1/23/02 8.68 9.1115 1/24/02 8.7 9.1115 1/25/02 8.88 9.1115 1/28/02 8.99 9.1115 1/29/02 8.75 9.1115 1/30/02 8.99 9.1115 1/31/02 9 9.1115 2/1/02 9 9.1115 2/4/02 8.95 9.1115 2/5/02 9 9.1115 2/6/02 9 9.1115 2/7/02 8.95 9.1115 2/8/02 8.9 9.1115 2/11/02 9 9.1115 2/12/02 9 9.1115 2/13/02 8.95 9.1115 2/14/02 9.15 9.01325 2/15/02 9.05 9.01325 2/18/02 9.05 9.01325 2/19/02 8.9 9.01325 2/20/02 8.9 9.01325 2/21/02 8.7 9.01325 2/22/02 8.75 9.01325 2/25/02 8.65 9.01325 2/26/02 8.5 9.01325 2/27/02 8.55 9.01325 2/28/02 8.6 9.01325 3/1/02 8.73 9.01325 3/4/02 8.9 9.01325 3/5/02 8.82 9.01325 3/6/02 9.18 9.01325 3/7/02 9.4 9.01325 3/8/02 9.7 9.01325 3/11/02 9.9 9.01325 3/12/02 9.95 9.01325 3/13/02 10 9.01325 3/14/02 10 9.01325 Last 40 trading days Average: $9.01 12/21/01 8.32 8.950333333 12/24/01 8.3 8.950333333 12/25/01 8.3 8.950333333 12/26/01 8.35 8.950333333 12/27/01 8.35 8.950333333 12/28/01 8.7 8.950333333 12/31/01 9 8.950333333 1/1/02 9 8.950333333 1/2/02 9.41 8.950333333 1/3/02 9.29 8.950333333 1/4/02 9.25 8.950333333 1/7/02 8.85 8.950333333 1/8/02 8.78 8.950333333 1/9/02 8.9 8.950333333 1/10/02 9.25 8.950333333 1/11/02 9 8.950333333 1/14/02 8.97 8.950333333 1/15/02 8.9 8.950333333 1/16/02 8.87 8.950333333 1/17/02 8.7 8.950333333 1/18/02 8.83 8.950333333 1/21/02 8.83 8.950333333 1/22/02 8.75 8.950333333 1/23/02 8.68 8.950333333 1/24/02 8.7 8.950333333 1/25/02 8.88 8.950333333 1/28/02 8.99 8.950333333 1/29/02 8.75 8.950333333 1/30/02 8.99 8.950333333 1/31/02 9 8.950333333 2/1/02 9 8.950333333 2/4/02 8.95 8.950333333 2/5/02 9 8.950333333 2/6/02 9 8.950333333 2/7/02 8.95 8.950333333 2/8/02 8.9 8.950333333 2/11/02 9 8.950333333 2/12/02 9 8.950333333 2/13/02 8.95 8.950333333 2/14/02 9.15 8.950333333 2/15/02 9.05 8.950333333 2/18/02 9.05 8.950333333 2/19/02 8.9 8.950333333 2/20/02 8.9 8.950333333 2/21/02 8.7 8.950333333 2/22/02 8.75 8.950333333 2/25/02 8.65 8.950333333 2/26/02 8.5 8.950333333 2/27/02 8.55 8.950333333 2/28/02 8.6 8.950333333 3/1/02 8.73 8.950333333 3/4/02 8.9 8.950333333 3/5/02 8.82 8.950333333 3/6/02 9.18 8.950333333 3/7/02 9.4 8.950333333 3/8/02 9.7 8.950333333 3/11/02 9.9 8.950333333 3/12/02 9.95 8.950333333 3/13/02 10 8.950333333 3/14/02 10 8.950333333 Last 60 trading days Average: $8.95 9/28/01 8.7 8.669666667 10/1/01 8.4 8.669666667 10/2/01 8.2 8.669666667 10/3/01 8.24 8.669666667 10/4/01 8.3 8.669666667 10/5/01 8.4 8.669666667 10/8/01 8.34 8.669666667 10/9/01 8.03 8.669666667 10/10/01 7.9 8.669666667 10/11/01 8.06 8.669666667 10/12/01 8 8.669666667 10/15/01 8 8.669666667 10/16/01 8 8.669666667 10/17/01 7.94 8.669666667 10/18/01 7.95 8.669666667 10/19/01 7.89 8.669666667 10/22/01 8 8.669666667 10/23/01 8 8.669666667 10/24/01 8.04 8.669666667 10/25/01 8 8.669666667 10/26/01 8.19 8.669666667 10/29/01 8.3 8.669666667 10/30/01 8.45 8.669666667 10/31/01 8.4 8.669666667 11/1/01 8.58 8.669666667 11/2/01 8.5 8.669666667 11/5/01 8.78 8.669666667 11/6/01 8.81 8.669666667 11/7/01 8.83 8.669666667 11/8/01 8.85 8.669666667 11/9/01 8.9 8.669666667 11/12/01 8.89 8.669666667 11/13/01 8.91 8.669666667 11/14/01 9.1 8.669666667 11/15/01 8.89 8.669666667 11/16/01 8.86 8.669666667 11/19/01 8.87 8.669666667 11/20/01 9.09 8.669666667 11/21/01 8.87 8.669666667 11/22/01 8.87 8.669666667 11/23/01 8.79 8.669666667 11/26/01 8.4 8.669666667 11/27/01 8.51 8.669666667 11/28/01 8.37 8.669666667 11/29/01 8.3 8.669666667 11/30/01 8.01 8.669666667 12/3/01 8.2 8.669666667 12/4/01 8.14 8.669666667 12/5/01 8.27 8.669666667 12/6/01 8.3 8.669666667 12/7/01 8.35 8.669666667 12/10/01 8.35 8.669666667 12/11/01 8.31 8.669666667 12/12/01 8.3 8.669666667 12/13/01 8.24 8.669666667 12/14/01 8.3 8.669666667 12/17/01 8.18 8.669666667 12/18/01 8.2 8.669666667 12/19/01 8.2 8.669666667 12/20/01 8.29 8.669666667 12/21/01 8.32 8.669666667 12/24/01 8.3 8.669666667 12/25/01 8.3 8.669666667 12/26/01 8.35 8.669666667 12/27/01 8.35 8.669666667 12/28/01 8.7 8.669666667 12/31/01 9 8.669666667 1/1/02 9 8.669666667 1/2/02 9.41 8.669666667 1/3/02 9.29 8.669666667 1/4/02 9.25 8.669666667 1/7/02 8.85 8.669666667 1/8/02 8.78 8.669666667 1/9/02 8.9 8.669666667 1/10/02 9.25 8.669666667 1/11/02 9 8.669666667 1/14/02 8.97 8.669666667 1/15/02 8.9 8.669666667 1/16/02 8.87 8.669666667 1/17/02 8.7 8.669666667 1/18/02 8.83 8.669666667 1/21/02 8.83 8.669666667 1/22/02 8.75 8.669666667 1/23/02 8.68 8.669666667 1/24/02 8.7 8.669666667 1/25/02 8.88 8.669666667 1/28/02 8.99 8.669666667 1/29/02 8.75 8.669666667 1/30/02 8.99 8.669666667 1/31/02 9 8.669666667 2/1/02 9 8.669666667 2/4/02 8.95 8.669666667 2/5/02 9 8.669666667 2/6/02 9 8.669666667 2/7/02 8.95 8.669666667 2/8/02 8.9 8.669666667 2/11/02 9 8.669666667 2/12/02 9 8.669666667 2/13/02 8.95 8.669666667 Last 120 trading days Average: $8.67 5/25/01 7.6 9.498899522 5/29/01 10.35 9.498899522 5/30/01 9.72 9.498899522 5/31/01 10.8 9.498899522 6/1/01 11.5 9.498899522 6/4/01 11 9.498899522 6/5/01 10.95 9.498899522 6/6/01 10.75 9.498899522 6/7/01 10.75 9.498899522 6/8/01 10.75 9.498899522 6/11/01 10.65 9.498899522 6/12/01 10.59 9.498899522 6/13/01 10.7 9.498899522 6/14/01 10.7 9.498899522 6/15/01 10.7 9.498899522 6/18/01 10.4 9.498899522 6/19/01 10.3 9.498899522 6/20/01 10.55 9.498899522 6/21/01 10.23 9.498899522 6/22/01 10.15 9.498899522 6/25/01 10 9.498899522 6/26/01 10.27 9.498899522 6/27/01 10.19 9.498899522 6/28/01 10.25 9.498899522 6/29/01 10.16 9.498899522 7/2/01 10.43 9.498899522 7/3/01 10.32 9.498899522 7/4/01 10.32 9.498899522 7/5/01 10.21 9.498899522 7/6/01 10.43 9.498899522 7/9/01 10.55 9.498899522 7/10/01 10.7 9.498899522 7/11/01 10.62 9.498899522 7/12/01 10.57 9.498899522 7/13/01 10.7 9.498899522 7/16/01 10.65 9.498899522 7/17/01 10.65 9.498899522 7/18/01 11.79 9.498899522 7/19/01 11 9.498899522 7/20/01 11.21 9.498899522 7/23/01 11.4 9.498899522 7/24/01 11.2 9.498899522 7/25/01 11.25 9.498899522 7/26/01 11.4 9.498899522 7/27/01 11.07 9.498899522 7/30/01 11.06 9.498899522 7/31/01 11.3 9.498899522 8/1/01 11.89 9.498899522 8/2/01 11.85 9.498899522 8/3/01 11.82 9.498899522 8/6/01 11.34 9.498899522 8/7/01 11.55 9.498899522 8/8/01 11.5 9.498899522 8/9/01 11.37 9.498899522 8/10/01 11.59 9.498899522 8/13/01 11.53 9.498899522 8/14/01 11.55 9.498899522 8/15/01 11.5 9.498899522 8/16/01 11.48 9.498899522 8/17/01 11.01 9.498899522 8/20/01 11.12 9.498899522 8/21/01 10.98 9.498899522 8/22/01 10.8 9.498899522 8/23/01 10.88 9.498899522 8/24/01 10.96 9.498899522 8/27/01 10.8 9.498899522 8/28/01 10.6 9.498899522 8/29/01 10.61 9.498899522 8/30/01 10.3 9.498899522 8/31/01 10.2 9.498899522 9/3/01 10.2 9.498899522 9/4/01 10.25 9.498899522 9/5/01 10.4 9.498899522 9/6/01 11.1 9.498899522 9/7/01 10.54 9.498899522 9/10/01 10.51 9.498899522 9/11/01 10.51 9.498899522 9/12/01 10.51 9.498899522 9/13/01 10.51 9.498899522 9/14/01 10.51 9.498899522 9/17/01 10.49 9.498899522 9/18/01 10.05 9.498899522 9/19/01 9.65 9.498899522 9/20/01 8.69 9.498899522 9/21/01 9.05 9.498899522 9/24/01 8.97 9.498899522 9/25/01 9.05 9.498899522 9/26/01 8.95 9.498899522 9/27/01 8.9 9.498899522 9/28/01 8.7 9.498899522 10/1/01 8.4 9.498899522 10/2/01 8.2 9.498899522 10/3/01 8.24 9.498899522 10/4/01 8.3 9.498899522 10/5/01 8.4 9.498899522 10/8/01 8.34 9.498899522 10/9/01 8.03 9.498899522 10/10/01 7.9 9.498899522 10/11/01 8.06 9.498899522 Since announcement of Hornet acquisition1 Average: $9.50 3/15/01 9 9.271187739 3/16/01 9 9.271187739 3/19/01 9.06 9.271187739 3/20/01 9.15 9.271187739 3/21/01 9.15 9.271187739 3/22/01 9 9.271187739 3/23/01 8.95 9.271187739 3/26/01 9.1 9.271187739 3/27/01 8.9 9.271187739 3/28/01 8.8 9.271187739 3/29/01 8.88 9.271187739 3/30/01 8.88 9.271187739 4/2/01 8.9 9.271187739 4/3/01 8.81 9.271187739 4/4/01 9 9.271187739 4/5/01 9 9.271187739 4/6/01 8.51 9.271187739 4/9/01 8.3 9.271187739 4/10/01 8.1 9.271187739 4/11/01 8.12 9.271187739 4/12/01 8.2 9.271187739 4/13/01 8.2 9.271187739 4/16/01 8.35 9.271187739 4/17/01 8.49 9.271187739 4/18/01 8.39 9.271187739 4/19/01 8.4 9.271187739 4/20/01 8.3 9.271187739 4/23/01 8.37 9.271187739 4/24/01 8.47 9.271187739 4/25/01 8.6 9.271187739 4/26/01 8.55 9.271187739 4/27/01 8.64 9.271187739 4/30/01 8.65 9.271187739 5/1/01 8.5 9.271187739 5/2/01 8.2 9.271187739 5/3/01 8.2 9.271187739 5/4/01 8.18 9.271187739 5/7/01 7.98 9.271187739 5/8/01 7.75 9.271187739 5/9/01 7.48 9.271187739 5/10/01 7.5 9.271187739 5/11/01 7.6 9.271187739 5/14/01 8.02 9.271187739 5/15/01 7.66 9.271187739 5/16/01 7.61 9.271187739 5/17/01 7.59 9.271187739 5/18/01 7.75 9.271187739 5/21/01 7.77 9.271187739 5/22/01 7.75 9.271187739 5/23/01 7.65 9.271187739 5/24/01 7.5 9.271187739 5/25/01 7.6 9.271187739 5/28/01 7.6 9.271187739 5/29/01 10.35 9.271187739 5/30/01 9.72 9.271187739 5/31/01 10.8 9.271187739 6/1/01 11.5 9.271187739 6/4/01 11 9.271187739 6/5/01 10.95 9.271187739 6/6/01 10.75 9.271187739 6/7/01 10.75 9.271187739 6/8/01 10.75 9.271187739 6/11/01 10.65 9.271187739 6/12/01 10.59 9.271187739 6/13/01 10.7 9.271187739 6/14/01 10.7 9.271187739 6/15/01 10.7 9.271187739 6/18/01 10.4 9.271187739 6/19/01 10.3 9.271187739 6/20/01 10.55 9.271187739 6/21/01 10.23 9.271187739 6/22/01 10.15 9.271187739 6/25/01 10 9.271187739 6/26/01 10.27 9.271187739 6/27/01 10.19 9.271187739 6/28/01 10.25 9.271187739 6/29/01 10.16 9.271187739 7/2/01 10.43 9.271187739 7/3/01 10.32 9.271187739 7/4/01 10.32 9.271187739 7/5/01 10.21 9.271187739 7/6/01 10.43 9.271187739 7/9/01 10.55 9.271187739 7/10/01 10.7 9.271187739 7/11/01 10.62 9.271187739 7/12/01 10.57 9.271187739 7/13/01 10.7 9.271187739 7/16/01 10.65 9.271187739 7/17/01 10.65 9.271187739 7/18/01 11.79 9.271187739 7/19/01 11 9.271187739 7/20/01 11.21 9.271187739 7/23/01 11.4 9.271187739 7/24/01 11.2 9.271187739 7/25/01 11.25 9.271187739 7/26/01 11.4 9.271187739 7/27/01 11.07 9.271187739 7/30/01 11.06 9.271187739 7/31/01 11.3 9.271187739 Last 12-months Average: $9.27 1 Beginning at closing price on 5/25/01, one-day prior to announcement and opening price on 5/29/01 morning of announcement Source: Tradeline

Top 6 shareholders 0.524772427 Remaining top 10 shareholders 0.125768395 Remaining top 20 shareholders 0.135555576 All other shareholders 0.213903602 Minority shareholder breakdown as of 12/31/01 (% of total minority shares outstanding) Total = 24.4MM minority shares outstanding Source: Thomson Financial, Carson GEO (3/15/02) Over 50% of the outstanding shares of Hornet East are now owned by the top 6 shareholders

Legend 1 $7-$8 254.7 $8-$9 3472.2 $9-$10 1569.4 $10-$11 5093.5 $11-$12 1864.5 Shares traded analysis Volume traded 000's Announcement to current (May 29, 2001 - March 14, 2002) 2.1% 28.3% 12.8% 15.2% Legend 1 $7-$8 254.7 $8-$9 3726.9 $9-$10 5296.3 $10-$11 10389.8 $11-$12 12254.3 Cumulative volume traded 000's 2.1% 30.4% 43.2% 84.8% Average daily volume Last 30 days 33,410 Last 60 days 30,619 Last 90 days 30,589 Last 6 months 36,213 Last year 65,315 Last 2 years 105,868 41.6% 100.0% Total minority shares (MM) 24.4 Total shares traded over period (MM) 12.2 Shares traded/minority 50%

Legend 1 $7-$8 3235.6 $8-$9 5868.6 $9-$10 1816.9 $10-$11 5093.5 $11-$12 1864.5 Shares traded analysis Volume traded 000's Last 12 months (March 14, 2001 - March 14, 2002) 18.1% 32.8% 10.2% 28.5% 10.4% Legend 1 $7-$8 3235.6 $8-$9 9104.2 $9-$10 10921.1 $10-$11 16014.6 $11-$12 17879.1 Cumulative volume traded 000's 18.1% 50.9% 61.1% 89.6% 100.0% Total minority shares (MM) 24.4 Total shares traded over period (MM) 17.9 Shares traded/minority 73% Average daily volume Last 30 days 33,410 Last 60 days 30,619 Last 90 days 30,589 Last 6 months 36,213 Last year 65,315 Last 2 years 105,868

Price negotiation (Limited ability to influence valuation) Special committee valuation finalized Price negotiation options Increase offer price to level Hornet East special committee is willing to support Indicate unwillingness to negotiate further increase in offer price Negotiate support agreement and launch offer STOP/ withdraw Accept Eagle offer price Accept Eagle offer price No Accept Eagle offer price No No Yes Yes Yes Note: dotted lines indicate optional path

Deal consummation for tender (Board recommendation received, offer documents mailed to shareholders) Yes No STOP/ withdraw Eagle owns 100% of Hornet East shares Extend offer period? Do not waive minimum condition proceed with efforts to acquire 90% of shares Waive the 90% minimum condition take and pay for shares tendered Yes Subsequent acquisition transaction Close offer and proceed to compulsory acquisition Deposit of >50% Yes Initial offer period to close Deposit of >90% Yes Deposit of >90% No No No Note: Dotted lines indicate optional path

Draft Hornet East Discussion March 18, 2002

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